Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Head of Global Corporate Communications
Investor Relations & Corporate Communications	Take-Two Interactive Software, Inc.
Take-Two Interactive Software, Inc.	(646) 536-2983
(646) 536-3005	Alan.Lewis@take2games.com
Nicole.Shevins@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal First Quarter 2027

Fiscal first quarter Net Bookings were $1.39 billion, slightly above Company's guidance range

Company updates fiscal year 2027 outlook and reiterates expectation for Net Bookings of $8.0 to $8.2 billion

New York, NY – August 7, 2026 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for the first quarter of its fiscal year 2027, ended June 30, 2026. For further information, please see the first quarter fiscal 2027 results slide deck posted to the Company’s investor relations website at take2games.com/ir.

CEO Comments

Strauss Zelnick, Chairman and CEO of Take-Two Interactive, stated: “Our excellent first quarter results reflect the power of our portfolio and disciplined execution across all of our labels. With these positive trends and excitement around the November 19th launch of Grand Theft Auto VI, we are reiterating our Fiscal 2027 Net Bookings outlook of $8.0 to $8.2 billion. Looking further ahead, we expect to sustain this new level of scale and generate strong cash flows, setting us on a path to deliver continued growth and long-term shareholder returns.”

First Quarter Fiscal 2027 Financial and Operational Highlights

•Total Net Bookings* decreased 3% to $1.39 billion compared to $1.42 billion during last year’s fiscal first quarter.
◦Net Bookings from recurrent consumer spending** decreased 1% and accounted for 84% of total Net Bookings.
◦The largest contributors to Net Bookings were NBA® 2K, the Grand Theft Auto® series, Toon Blast™, Match Factory!™, Empires & Puzzles™, the Red Dead Redemption® series, Words With Friends™, Color Block Jam™, WWE® 2K, Zynga Poker™, and Toy Blast™.

•GAAP net revenue was $1.53 billion, compared to $1.50 billion in last year’s fiscal first quarter.
◦Recurrent consumer spending** increased 3% and accounted for 84% of total GAAP net revenue.

◦The largest contributors to GAAP net revenue were NBA 2K, the Grand Theft Auto series, Toon Blast, Empires & Puzzles, Match Factory!, the Red Dead Redemption series, Words With Friends, Color Block Jam, WWE 2K, Zynga Poker, and Merge Dragons™.

•GAAP net loss was $34.1 million, or $0.18 per share, as compared to $11.9 million, or $0.07 per share, for the comparable period last year. Cost of revenue included a $43.4 million impairment charge related to the Company's decision not to proceed with further development of an unannounced title in its pipeline from a third-party developer.

* Net Bookings is our operational metric and defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.
** Recurrent consumer spending is generated from ongoing consumer engagement and includes virtual currency, add-on content, in-game purchases and in-game advertising.

First Quarter Fiscal 2027 Financial Results

The following data is used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business:

	Three Months Ended June 30, 2026
		Financial Data
in millions	Statement of Operations	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Business acquisition	Other (a)
GAAP
Total net revenue	$1,533.9	(148.0)
Cost of revenue	651.4	(15.6)	(3.1)	(154.9)
Gross profit	882.5	(132.4)	3.1	154.9
Operating expenses	918.0		(82.9)	(13.5)	(2.4)
(Loss) income from operations	(35.5)	(132.4)	86.0	168.4	2.4
Interest and other, net	(13.8)	0.4			2.2	3.2
(Loss) income before income taxes	(49.3)	(132.0)	86.0	168.4	4.6	3.2

Non-GAAP
EBITDA	167.0	(132.0)	86.0		2.9	3.2

•The above table utilizes a management tax rate of 18%
•Share count used to calculate management reporting diluted net income per share is 187.8 million

(a) Other includes adjustments for (i) the revaluation of the Turkish Lira against the U.S. Dollar, (ii) fair value adjustments related to certain equity investments, and (iii) a gain from the sale of marketable securities.

Outlook for Fiscal Year 2027

Take-Two is updating its outlook for the fiscal year and providing its initial outlook for its fiscal second quarter ending September 30, 2026:

Fiscal Year Ending March 31, 2027

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Fiscal Year Ending March 31, 2027
		Financial Data
$ in millions except for per share amounts	Outlook (b)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Other
GAAP
Total net revenue	$7,900 to $8,100	$100
Cost of revenue	$3,538 to $3,658	$(10)	$(83)	$(567)
Operating expenses	$4,150 to $4,170		$(349)	$(51)
Interest and other, net	$53				$(8)
Income before income taxes	$159 to $219	$110	$432	$618	$8
Net income	$104 to $143
Diluted net income per share	$0.55 to $0.75
Net cash provided by operating activities	over $1,000
Capital expenditures	approximately $290

Non-GAAP
EBITDA	$993 to $1,053	$110	$432

Operational metric
Net Bookings	$8,000 to $8,200

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP and management reporting diluted net income per share is expected to be 189.4 million

(b) The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Fiscal Second Quarter Ending September 30, 2026

The Company is also providing selected data, which is used internally by its management and Board of Directors to adjust the Company’s GAAP and Non-GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending September 30, 2026
		Financial Data
$ in millions except for per share amounts	Outlook (b)	Change in deferred net revenue and related cost of revenue	Stock-based compensation	Amortization of acquired intangibles	Other
GAAP
Total net revenue	$1,420 to $1,470	$200
Cost of revenue	$622 to $638	$10	$(4)	$(136)
Operating expenses	$1,009 to $1,019		$(86)	$(13)
Interest and other, net	$13				$(1)
(Loss) income before income taxes	$(224) to $(200)	$190	$90	$149	$1
Net (loss) income	$(157) to $(140)
Net (loss) income per share	$(0.84) to $(0.75)

Non-GAAP
EBITDA	$(20) to $4	$190	$90

Operational metric
Net Bookings	$1,620 to $1,670

•Management reporting tax rate anticipated to be 18%
•Share count used to calculate GAAP net loss per share is expected to be 187.1 million
•Share count used to calculate management reporting diluted net income per share is expected to be 188.5 million

(b) The individual components of the financial outlook may not foot to the totals, as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

Key assumptions and dependencies underlying the Company’s outlook include: a continuation of the current economic backdrop; the timely delivery of the titles included in this financial outlook; continued growth in the installed base of PlayStation 5 and Xbox Series X|S; the ability to develop and publish products that capture market share for these current generation systems while also leveraging opportunities on PC, mobile and other platforms; factors affecting our performance on mobile, such as player acquisition costs; our ongoing focus on our live services portfolio and new game pipeline; and stable foreign exchange rates. See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following have been released since April 1, 2026:

Label	Product	Platforms	Release Date
Rockstar Games	Grand Theft Auto Online Kortz Center Heist Summer Update	PS4, PS5, Xbox One, Xbox Series X|S, PC	July 14, 2026

Take-Two's future lineup announced to-date includes:

Label	Product	Platforms	Release Date
2K	NBA 2K27	PS5, Xbox Series X|S, Switch 2, PC	September 4, 2026
Rockstar Games	Grand Theft Auto VI	PS5, Xbox Series X|S	November 19, 2026
2K	PGA TOUR 2K27	TBA	TBA
2K	WWE 2K27	TBA	TBA
Zynga	Top Goal	iOS, Android	TBA
Zynga	CSR 3	iOS, Android	TBA
Ghost Story Games	Judas	PS5, Xbox Series X|S, PC	TBA
2K	Project ETHOS	TBA	TBA
2K	BioShock next iteration	TBA	TBA

Conference Call

Take-Two will host a conference call today at 8:00 a.m. Eastern Time to review these results and discuss other topics. The call can be accessed by dialing (833) 461-5787 (Meeting ID: 773792521). A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Non-GAAP Financial Measure
In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses a Non-GAAP measure of financial performance: EBITDA, which is defined as GAAP net income (loss) excluding interest income (expense), provision for (benefit from) income taxes, depreciation expense, and amortization and impairment of acquired intangibles.

The Company’s management believes it is important to consider EBITDA, in addition to net income, as it removes the effect of certain non-cash expenses, debt-related charges, and income taxes. Management believes that, when considered together with reported amounts, EBITDA is useful to investors and management in understanding the Company’s ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to the Company’s operations and financial condition.

This Non-GAAP financial measure is not intended to be considered in isolation from, as a substitute for, or superior to, GAAP results. This Non-GAAP financial measure may be different from similarly titled measures used by other companies. In the future, Take-Two may also consider whether other items should also be excluded in calculating this Non-GAAP financial measure used by the Company. Management believes that the presentation of this Non-GAAP financial measure provides investors with additional useful information to measure Take-Two's financial and operating performance. In particular, this measure facilitates comparison of our operating performance between periods and may help investors to understand better the operating results of Take-Two. Internally, management uses this Non-GAAP financial measure in assessing the Company's operating results and in planning and forecasting. A reconciliation of this Non-GAAP financial measure to the most comparable GAAP measure is contained in the financial tables to this press release.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended June 30, 2026.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop and publish products principally through Rockstar Games, 2K, and Zynga. Our strategy is to create hit entertainment experiences, delivered on every platform relevant to our audience through a variety of sound business models. Our pillars - creativity, innovation, and efficiency - guide us as we strive to create the highest quality, most captivating experiences for our consumers. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements
The statements contained herein, which are not historical facts, including statements relating to Take-Two Interactive Software, Inc.'s ("Take-Two," the "Company," "we," "us," or similar pronouns) outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," "should," "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties, including risks relating to the timely release and significant market acceptance of our games; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; and the ability to maintain acceptable pricing levels on our games.
Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,
	2026	2025
Net revenue:
Game	$1,422.8	$1,382.5
Advertising	111.1	121.3
Total net revenue	1,533.9	1,503.8
Cost of revenue:
Product costs	187.8	210.4
Game intangibles	154.3	158.5
Software development costs and royalties	135.1	30.1
Licenses	99.5	70.9
Internal royalties	74.7	88.9
Total cost of revenue	651.4	558.8
Gross profit	882.5	945.0
Selling and marketing	369.7	409.2
Research and development	273.8	256.4
General and administrative	226.3	207.4
Depreciation and amortization	48.2	50.4
Total operating expenses	918.0	923.4
(Loss) income from operations	(35.5)	21.6
Interest and other, net:
Interest income	22.8	16.5
Interest expense	(30.4)	(38.9)
Other income/(expense), net	(6.2)	(13.0)
Interest and other, net	(13.8)	(35.4)
Loss before income taxes	(49.3)	(13.8)
Benefit from income taxes	(15.2)	(1.9)
Net loss	$(34.1)	$(11.9)

Loss per share:
Basic and diluted loss per share	$(0.18)	$(0.07)
Weighted average shares outstanding
Basic	186.2	180.8

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	June 30, 2026	March 31, 2026
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,364.9	$1,545.5
Short-term investments	461.7	443.8
Restricted cash and cash equivalents	14.0	13.2
Accounts receivable, net of allowances of $0.8 and $0.9 at June 30, 2026 and March 31, 2026, respectively	606.9	737.0
Software development costs and licenses	36.0	68.8
Contract assets	69.7	89.7
Prepaid expenses and other	403.9	301.5
Total current assets	2,957.1	3,199.5
Fixed assets, net	429.6	445.4
Right-of-use assets	321.9	334.6
Software development costs and licenses, net of current portion	2,395.0	2,277.5
Goodwill	1,060.9	1,061.9
Other intangibles, net	1,493.6	1,653.2
Long-term restricted cash and cash equivalents	67.2	79.4
Other assets	338.9	331.7
Total assets	$9,064.2	$9,383.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$179.5	$211.0
Accrued expenses and other current liabilities	914.3	1,117.8
Deferred revenue	988.4	1,159.9
Lease liabilities	71.5	70.1
Short-term debt, net	629.9	30.0
Total current liabilities	2,783.6	2,588.8
Long-term debt, net	1,889.8	2,488.0
Non-current deferred revenue	26.1	29.7
Non-current lease liabilities	353.5	370.2
Non-current software development royalties	71.1	84.5
Deferred tax liabilities, net	197.9	182.3
Other long-term liabilities	133.8	128.8
Total liabilities	$5,455.8	$5,872.3
Stockholders' equity:
Preferred stock, $0.01 par value, 5.0 shares authorized: no shares issued and outstanding at June 30, 2026 and March 31, 2026	—	—
Common stock, $0.01 par value, 300.0 and 300.0 shares authorized; 210.7 and 209.1 shares issued and 187.0 and 185.4 outstanding at June 30, 2026 and March 31, 2026, respectively	2.1	2.1
Additional paid-in capital	12,095.8	11,953.7
Treasury stock, at cost; 23.7 and 23.7 common shares at June 30, 2026 and March 31, 2026, respectively	(1,020.6)	(1,020.6)
Accumulated deficit	(7,391.1)	(7,357.0)
Accumulated other comprehensive loss	(77.8)	(67.3)
Total stockholders' equity	$3,608.4	$3,510.9
Total liabilities and stockholders' equity	$9,064.2	$9,383.2

TAKE-TWO INTERACTIVE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

	Three Months Ended June 30,
	2026	2025
Operating activities:
Net loss	$(34.1)	$(11.9)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and impairment of software development costs and licenses	107.5	46.1
Stock-based compensation	86.0	40.7
Noncash lease expense	14.5	13.1
Amortization and impairment of intangibles	168.5	174.8
Depreciation	40.1	42.1
Interest expense	30.4	38.9
Other, net	6.7	16.9
Changes in assets and liabilities:
Accounts receivable	130.0	114.8
Software development costs and licenses	(173.0)	(164.6)
Prepaid expenses, other current and other non-current assets	(104.6)	(43.5)
Deferred revenue	(174.9)	(72.3)
Accounts payable, accrued expenses and other liabilities	(265.9)	(239.8)
Net cash used in operating activities	(168.8)	(44.7)
Investing activities:
Change in bank-time deposits	(17.9)	(0.7)
Purchases of fixed assets	(25.0)	(25.1)
Purchases of long-term investments	(4.9)	(6.6)
Asset acquisitions	(15.8)	(4.4)
Proceeds from sale of marketable securities	11.2	—
Net cash used in investing activities	(52.4)	(36.8)
Financing activities:
Tax payment related to net share settlements on restricted stock awards	(1.3)	(1.3)
Issuance of common stock	31.8	1,219.6
Repayment of debt	—	(600.0)
Net cash provided by financing activities	30.5	618.3
Effects of foreign currency exchange rates on cash, cash equivalents, and restricted cash and cash equivalents	(1.3)	20.2
Net change in cash, cash equivalents, and restricted cash and cash equivalents	(192.0)	557.0
Cash, cash equivalents, and restricted cash and cash equivalents, beginning of year (1)	1,638.1	1,559.2
Cash, cash equivalents, and restricted cash and cash equivalents, end of period (1)	$1,446.1	$2,116.2
(1) Cash, cash equivalents and restricted cash and cash equivalents shown on our Condensed Consolidated Statements of Cash Flow includes amounts in the Cash and cash equivalents, Restricted cash and cash equivalents, and Long-term restricted cash and cash equivalents on our Condensed Consolidated Balance Sheet.

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Net Revenue and Net Bookings by Content, Platform Mix, Distribution Channel, and Geographic Region
(in millions)
	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Amount	% of total	Amount	% of total
Net revenue by content
Recurrent consumer spending	$1,289.8	84%	$1,256.1	84%
Full game and other	244.1	16%	247.7	16%
Total Net revenue	$1,533.9	100%	$1,503.8	100%

Net Bookings by content
Recurrent consumer spending	$1,169.4	84%	$1,183.5	83%
Full game and other	216.5	16%	239.6	17%
Total Net Bookings	$1,385.9	100%	$1,423.1	100%

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Amount	% of total	Amount	% of total
Net revenue by platform
Mobile	$762.3	50%	$801.7	53%
Console	640.5	42%	550.6	37%
PC and other	131.1	8%	151.5	10%
Total Net revenue	$1,533.9	100%	$1,503.8	100%

Net Bookings by platform
Mobile	$739.5	53%	$792.8	56%
Console	525.2	38%	474.4	33%
PC and other	121.2	9%	155.9	11%
Total Net Bookings	$1,385.9	100%	$1,423.1	100%

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Amount	% of total	Amount	% of total
Net revenue by distribution channel
Digital online	$1,507.3	98%	$1,476.6	98%
Physical retail and other	26.6	2%	27.2	2%
Total Net revenue	$1,533.9	100%	$1,503.8	100%

Net Bookings by distribution channel
Digital online	$1,368.6	99%	$1,405.1	99%
Physical retail and other	17.3	1%	18.0	1%
Total Net Bookings	$1,385.9	100%	$1,423.1	100%

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
	Amount	% of total	Amount	% of total
Net revenue by geographic region
United States	$920.0	60%	$900.4	60%
International	613.9	40%	603.4	40%
Total Net revenue	$1,533.9	100%	$1,503.8	100%

Net Bookings by geographic region
United States	$805.4	58%	$836.6	59%
International	580.5	42%	586.5	41%
Total Net Bookings	$1,385.9	100%	$1,423.1	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
ADDITIONAL DATA
(in millions)

Three Months Ended June 30, 2026	Net revenue	Cost of revenue- Product costs	Cost of revenue- Game intangibles	Cost of revenue- Software development costs and royalties	Cost of revenue- Licenses	Cost of revenue- Internal royalties
As reported	$1,533.9	$187.8	$154.3	$135.1	$99.5	$74.7
Net effect from deferred revenue and related cost of revenue	(148.0)	(2.9)		(12.1)	(0.6)
Stock-based compensation				(3.1)
Amortization of acquired intangibles		(0.6)	(154.3)

Three Months Ended June 30, 2026	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Interest and other, net
As reported	$369.7	$273.8	$226.3	$48.2	$(13.8)
Net effect from deferred revenue and related cost of revenue					0.4
Stock-based compensation	(23.8)	(19.4)	(39.7)
Amortization of acquired intangibles		(5.6)		(7.9)
Acquisition related expenses		(0.5)	(1.9)		2.2
Other					3.2
Three Months Ended June 30, 2025	Net revenue	Cost of revenue - Product costs	Cost of revenue -Game intangibles	Cost of revenue- Software development costs and royalties	Cost of revenue- Licenses	Cost of revenue- Internal royalties
As reported	$1,503.8	$210.4	$158.5	$30.1	$70.9	$88.9
Net effect from deferred revenue and related cost of revenue	(80.7)	(3.6)		(7.9)	0.2
Stock-based compensation				41.0
Amortization and impairment of acquired intangibles		(0.8)	(158.5)

Three Months Ended June 30, 2025	Selling and marketing	Research and development	General and administrative	Depreciation and amortization	Interest and other, net
As reported	$409.2	$256.4	$207.4	$50.4	$(35.4)
Net effect from deferred revenue and related cost of revenue					0.4
Stock-based compensation	(24.4)	(21.1)	(36.2)
Amortization and impairment of acquired intangibles		(7.2)		(8.3)
Acquisition related expenses		(0.3)	(3.6)		5.5
Impact of business reorganization	(0.4)	5.0	(0.4)
Other					(2.1)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(in millions)
	Three Months Ended June 30,
	2026	2025
Net loss	$(34.1)	$(11.9)
Benefit from income taxes	(15.2)	(1.9)
Interest income	(22.8)	(16.5)
Interest expense	30.4	38.9
Depreciation and amortization	48.2	50.4
Amortization of acquired intangibles	160.5	166.5
EBITDA	$167.0	$225.5

Outlook
Fiscal Year Ending March 31, 2027
Net income	$104 to $143
Provision for income taxes	$55 to $76
Interest expense, net	$41
Depreciation	$175
Amortization of acquired intangibles	$618
EBITDA	$993 to $1,053

Outlook
Three Months Ending September 30, 2026
Net loss	$(157) to $(140)
Benefit from income taxes	$(67) to $(60)
Interest expense, net	$11
Depreciation	$44
Amortization of acquired intangibles	$149
EBITDA	$(20) to $4